                                                                     EXHIBIT 2.1


                        AGREEMENT FOR PURCHASE OF ASSETS

     THIS AGREEMENT is made and entered into as of August 27, 1996 (the "Effective Date") by and between HERITAGE PACKAGING SERVICES, INC., an Indiana Corporation of 2701 S. Coliseum Blvd., Suite 1147, Fort Wayne, Indiana 46803 ("Seller") and MIDWEST PACKAGING PRODUCTS, INC., an Indiana Corporation in the process of formation who's address is c/o John Whiteleather, 119 S. Main St., Columbia City, Indiana 46725 ("Purchaser"), acting through Scarlett Garrity as its duly authorized agent ("Agent").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Seller is in the business of selling, marketing, distributing and processing various paper and packaging materials (the "Business") and has determined that it wishes to sell its assets and discontinue the Business; and

     WHEREAS, Agent has been an employee of the Seller and has identified a financial investor ("Investor") who is interested in acquiring the assets of the Seller through the Purchaser; and

     WHEREAS, Agent contemplates becoming an employee of the Purchaser after this transaction is concluded and has negotiated with various stock holders and interested parties of the Seller on behalf of the Purchaser with regard to this purchase of assets, with the full knowledge, consent and approval of the Seller; and

     WHEREAS, the parties have come to certain understandings which they wish to evidence by this writing;

     NOW THEREFORE, in consideration of the mutual promises hereinafter contained and other good and valuable consideration, the parties and each of them for themselves, their proper successors and assigns, do hereby covenant and agree as follows:

     1 .  SALE OF ASSETS.  In consideration of the purchase price described in
          --------------
paragraph 2 hereof, effective the Effective Date Seller does hereby sell, transfer, convey and assign to Purchaser all of its right, title and interest in and to all of its assets present at the facilities of the Seller at 2701 S. Coliseum Blvd., Suite 1147, Fort Wayne, Indiana 46803 (the "Location") as well as any other assets which it owns and which are related to or utilized in connection with the Business which assets include, but are not limited to, that List of Assets identified on Exhibit A, attached hereto and incorporated herein by reference, BUT EXCLUDING ALL OF THOSE ASSETS LISTED ON EXHIBIT B ("EXCLUDED
              ----------------------------------------------------------------
ASSETS").  As further evidence of the transfer of title to the assets to be
- --------
transferred hereunder (the "Assets"), Seller shall simultaneously with the execution of this Agreement sign a Warranty Bill of Sale for all the Assets in the form attached hereto as Exhibit C hereto. In addition, Seller covenants and agrees to execute any and all documents reasonably requested by Purchaser to effect the transfer of title from the Seller to the Purchaser and/or to evidence such transfer of title, including, but not limited to, Certificates of Title, individual Bills of Sale, Assignments or the like.

     2.  PURCHASE PRICE AND CONSIDERATION.  The Purchaser does hereby agree to
         --------------------------------
pay as the Purchase Price for the Assets the cash sum of $35,000 plus the assumption of (a) all of the Accounts Payable listed on the Schedule of Accounts Payable, attached hereto, marked Exhibit D and incorporated herein by reference and (b) all outstanding customer orders of the Seller which remain unperformed as of the effective date of this Agreement (the "Assumed Liabilities"). Notwithstanding any other provisions of this Agreement, except for the Assumed Liabilities the Purchaser DOES NOT ASSUME any debt, obligation, liability,
                          ---------------
account payable, funding obligation, employee benefits, accrued vacation pay, medical benefits, tax obligations, lease agreements, ongoing contractual liabilities, or other financial or performance obligations of the Seller (the "Retained Liabilities"). The Purchase Price shall be allocated as follows:

         Inventory                            $30,000
         Furniture, Fixtures and Equipment     $5,000
         Accounts Receivable                  Total amount of accounts payable assumed
         Customer Orders                      Performance of customer orders
         Good Will                              $1

     3.   REPRESENTATIONS AND WARRANTIES OF SELLER.  By its signature below the
          ----------------------------------------
Seller makes the following representations and warranties to the Purchaser as an inducement for the Purchaser to purchase the Assets with the express understanding that the Purchaser is relying upon said representations and warranties as the basis for entering into this transaction.

     A. Seller is a duly organized Indiana corporation, currently in good standing and fully authorized to carry on its business in the State of Indiana and all parties necessary to approve the sale of its assets have consented to and approved such sale in accordance with the terms of this Agreement.

     B. The Accounts Receivable list attached to Exhibit A and the Accounts Payable list attached as Exhibit D of this Agreement are substantially correct and contain no material misrepresentation.

     C. The Assets being transferred hereunder are owned by the Seller without claim, lien or encumbrance in favor of any third party whatsoever and the Seller has all the power and authority necessary to convey marketable title to such Assets free of any lien, tax lien, encumbrance, or liability, other than those Accounts Payable listed on Exhibit D.

     D. There is no collective bargaining representative appointed or claiming the right to represent the employees of the Seller.

     4.   NO OFFER OF EMPLOYMENT.  Seller and Purchaser mutually acknowledge and
          ----------------------
agree that no employee of the Seller is entitled to become employed by the Purchaser or is automatically employed by the Purchaser as a result of this sale transaction. Purchaser assumes no responsibility for any accrued obligations owing by the Seller to any employee of the Seller nor on account of Seller's employment of any employee, including, but not limited to payroll, vacation pay, fringe benefits or pension or profit sharing contributions. (Nothing contained in this paragraph shall in any way limit the express obligation of the Purchaser to pay certain specific payroll obligations owing by the Seller as specifically listed on Exhibit D.)

     5 .  NAME AND GOODWILL.  It is expressly recognized by the parties that
          -----------------
such goodwill as may be attached to the name Heritage Packaging Services, Inc. is intended to be available to the Purchaser and accordingly, the Seller does hereby agree to discontinue its use of such name and to formally amend its Articles of Incorporation to change its name to any name which will not be confused with the name "Heritage Packaging Services, Inc." Furthermore, Seller does hereby expressly authorize Purchaser to utilize the name Heritage Packaging Services, Inc. and any portion thereof in connection with the Business or to not utilize such name, totally within the discretion of the Purchaser. The Seller does hereby expressly assign to Purchaser the right to utilize any and all of its existing telephone numbers which were previously maintained by the Seller in connection with the Business.

     6.   WARRANTIES AND REPRESENTATION OF PURCHASER.  Purchaser makes the
          -------------------------------------------
following warranties and representations to Seller with the intention of inducing the Seller to enter into this Agreement and perform the covenants and obligations hereunder.

     A. The Agent is a duly authorized agent to act on behalf of the Investor and the Purchaser with the intention that such Agent will form Purchaser as an Indiana Corporation in which the Investor will hold an equity interest. The Investor has reviewed this Agreement and the related documents, has authorized the Agent to act on its behalf as well on behalf of the Purchaser as a corporation in formation and shall have no claim for the return of any of the consideration paid for the purchase of Assets, except to the extent that Purchaser would have a claim under the express terms and conditions of this Agreement.

     B. As soon as Purchaser is organized, its shareholders and Board of Directors will approve the purchase of Assets under the terms of this Agreement and will ratify and approve this Agreement and the actions of the Agent as proper actions on behalf of the Purchaser.

     7.   DISTRIBUTION OF SELLER'S PROPERTY COMING INTO POSSESSION OF PURCHASER.
          ----------------------------------------------------------------------
The Seller expressly authorizes the Purchaser to collect all of the Accounts Receivable assigned to Purchaser hereunder and will take all such actions reasonably requested by the Purchaser, such as the endorsement to the Purchaser of checks payable to the Seller, to assist the Purchaser in liquidating Accounts Receivable payments. If any funds or other property which properly belong to the Seller comes into the possession or control of the Purchaser, the Purchaser shall, as soon as reasonably possible, deliver the same to the Seller or its duly authorized agent.

     8.   COVENANT OF MUTUAL COOPERATION.  Each of the parties does hereby
          ------------------------------
expressly covenant and agree to take any and all steps, sign any and all documents, deliver any and all property and materials, remit any and all funds and/or render any and all other performances which may reasonably be required of each of said parties in order to fully carry out the intentions of this Agreement or to comply with the reasonable requests of the other party. In addition to and not in limitation of the foregoing, Purchaser acknowledges that Seller shall have access to the Location and the books and records included in the Assets for the purpose of identifying and obtaining all original financial records needed to be retained by Seller (of which Seller shall furnish Purchaser copies) and to take various other actions in connection with the winding up of the Business, and Purchaser agrees to provide an employee or representative of the Seller with reasonable office space at the Location during the 60-day period following the Effective Date, without charge to Seller.

     9.   HOLDOVER TENANCY.  Seller presently leases the Location on a month-to-
          ----------------
month basis and is required to give the lessor a minimum of 30 days' prior written notice of termination of the tenancy. The parties acknowledge that Purchaser will be negotiating its own rental arrangement for the Location with the lessor thereof and that in connection therewith, Seller will deliver written notice of termination to the lessor as soon as practicable following Purchaser's request, but in any event not later than August 31, 1996. In the event Purchaser occupies the Location as a subtenant of Seller, Purchaser will be responsible for all rentals due on the Location from the date of such occupancy and will indemnify and hold harmless the Seller from and against any claims by the lessor in connection therewith.

     10.  INDEMNIFICATION BY SELLER.  Seller shall defend, indemnify and hold
          -------------------------
harmless Purchaser and its affiliates and their respective shareholders, directors, officers, employees and agents (a "Purchaser Protected Party") from, against and in respect of any and all demands, claims, actions or causes of action, losses, liabilities, damages, taxes, costs and expenses, including without limitation reasonable attorneys' fees and expenses, asserted against, imposed upon or paid, incurred or suffered by any Purchaser Protected Party and arising from:

          (a) any breach or inaccuracy of any representation, warranty, covenant or agreement of the Seller in this Agreement;

          (b) any and all Retained Liabilities; and

          (c) claims asserted in respect of the conduct of the Business or the ownership or operation of the Assets by the Seller prior to the Effective Date.

     11.  INDEMNIFICATION BY PURCHASER.  Purchaser shall defend, indemnify and
          ----------------------------
hold harmless Seller and its affiliates and their respective shareholders, directors, officers, employees and agents (a "Seller Protected Party") from, against and in respect of any and all demands, claims, actions or causes of action, losses, liabilities, damages, costs and expenses, including without limitation reasonable attorneys' fees and expenses, asserted against, imposed upon or paid, incurred or suffered by any Seller Protected Party and arising from:

          (a) any breach or inaccuracy of any representation, warranty, covenant or agreement of the Purchaser in this Agreement;

          (b) any and all Assumed Liabilities; and

          (c) claims asserted in respect of the ownership or operation of the Assets by the Purchaser on or after the Effective Date.

     12.  PARTICIPATION IN LITIGATION.  In the event any suit or other
          ---------------------------
proceeding is initiated against a Purchaser Protected Party or a Seller Protected Party (a "Claimant") with respect to which a Claimant alleges another party is or may be obligated to indemnify such Claimant hereunder, such other party shall be entitled to participate in such suit or proceeding, at its expense and by counsel of its choosing, provided that (a) such counsel is reasonably satisfactory to the Claimant, and (b) the Claimant shall retain primary control over such suit or proceeding. Such counsel shall be afforded access to all information pertinent to the suit or proceeding in question. The Claimant shall not settle or otherwise compromise any such suit or proceeding without the prior consent of the party from whom indemnification is sought, which consent shall not be unreasonably withheld, if the effect of such settlement or compromise would be to impose liability on such party hereunder.

     13.  COVENANT NOT TO COMPETE.  Seller does hereby expressly agree that
          -----------------------
neither it nor any of its related or affiliated companies, officers, directors or employees shall engage in any business activities directly competitive with the Business sold hereunder nor will any of such parties actively solicit or interfere with the relationship between the Purchaser and its customers for a period of three (3) years from and after the date of signing this Agreement.

     14.  JURISDICTION AND APPLICABLE LAW.  This Agreement has been made and
          -------------------------------
entered into in the State of Indiana and the laws of such State shall be applied in the construction of this Agreement. Each of the parties does hereby expressly consent to the jurisdiction of the Courts of the State of Indiana for the purpose of resolving any disputes which may arise between them with regard to the transaction herein contemplated, the enforcement of this Agreement or any matters related thereto.

     15.  MISCELLANEOUS PROVISIONS.
          ------------------------

     A.   Complete Agreement.  This Agreement, the Exhibits attached hereto and
          ------------------
          any documents expressly referenced herein constitute the total agreement between the parties and are understood to be included within the definition of the term "Agreement" as used herein. Any and all other agreements or understandings between the parties prior to the date of signing of this Agreement, whether written or oral, are hereby superseded by the express terms of this Agreement.

     B.   Amendment.  This Agreement may be amended only by a writing signed by
          ---------
          all of the parties hereto.

     C.   Counterparts and Facsimile Copies.  It is contemplated that this
          ---------------------------------
          Agreement will be signed in counterparts and will bear facsimile copies of the signatures of the parties hereto all of which counterparts and facsimile copies shall form but one (1) Agreement and shall be binding as to each party who is a signatory thereto.

     D.   Severability.  In event that any provision of this Agreement is deemed
          ------------
          by a Court of competent jurisdiction to be illegal or unenforceable, such provision shall be deleted from this Agreement to the extent of its illegality or unenforceablity and the remainder of the Agreement shall nevertheless continue in full force and effect.

     IN WITNESS WHEREOF the parties and each of them have executed this Agreement as of the day and date appearing adjacent to his, her or its respective signature with the intention that the same be effective as of August 27, 1996.

WITNESSES:                          SELLER:

                                    HERITAGE PACKAGING SERVICES,
                                    INC., an Indiana corporation


                                    BY: /s/ J. William Brandner
                                       ------------------------------------
    /s/ Otto J. Nicols              Print Name: J.William Brandner
- -------------------------------
                                    Its: President


    /s/ Marshall S. Harris          Dated: August 27, 1996
- -------------------------------


WITNESSES:                          PURCHASER:

                                    MIDWEST PACKAGING PRODUCTS,
                                    INC., an Indiana corporation in formation


    /s/ Richard James Bolin         BY: /s/ Scarlett Garrity
- ------------------------------          ------------------------------------
                                        Scarlett Garrity
    /s/ Jill B. Smiley              Its: Authorized Agent
- ------------------------------


                                    Dated: August 27, 1996

                                  EXHIBIT LIST



Exhibit A    List of Assets

Exhibit B    Excluded Assets

Exhibit C    Bill of Sale

Exhibit D    Accounts Payable



EXHIBITS INTENTIONALLY OMITTED, AND WILL BE PROVIDED BY THE REGISTRANT TO THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST.